                                SECOND AMENDMENT

               SECOND AMENDMENT, dated as of January 1, 1997 (this "AMENDMENT"), to the Credit Agreement (as hereinafter defined), by and among (i) THE SELMER COMPANY, INC., a Delaware corporation f/k/a Symphony Industries, Inc. ("SELMER"), (ii) STEINWAY, INC., a Delaware corporation ("STEINWAY" and, together with Selmer, the "BORROWERS"), (iii) STEINWAY MUSICAL INSTRUMENTS, INC., a Delaware corporation f/k/a Selmer Industries, Inc. ("SMI"), (iv) BOSTON PIANO COMPANY, INC., a Massachusetts corporation ("BOSTON PIANO CO."), (v) THE SMI TRUST, a Massachusetts business trust ("SMIT"), (vi) S&B RETAIL, INC., a Delaware corporation ("S&B RETAIL"), and (vii) BNY FINANCIAL CORPORATION, a New York corporation (the "LENDER").

                                    RECITALS

               The Borrowers, SMI, Boston Piano Co., SMIT, S&B Retail and the Lender are all of the parties to the Credit Agreement, pursuant to which the Lender is providing to the Borrowers a $60,000,000.00 credit facility, which is secured by certain accounts receivable and other collateral of the Borrowers and guaranteed by SMI, Boston Piano Co., SMIT and S&B Retail and the Credit Parties have requested that the Lender reduce the rate of interest applied to advances made under the Credit Agreement and the Lender is willing to do so, but only on the terms and subject to the conditions set forth in this Amendment.

               In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Credit Agreement is amended as hereinafter provided.

          1.   DEFINITIONS.   (a)  In addition to the definitions set forth in
the heading and the recitals to this Amendment, the following definitions shall apply hereto:

               "CREDIT AGREEMENT": means the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 25, 1995, by and among Selmer, Steinway, SMI, Steinway Musical Properties, Inc., Boston Piano Co. and the Lender, as amended by the First Amendment, Consent Waiver and Agreement, dated as of December 31, 1996, by and among Selmer, Steinway, SMI, Steinway Musical Properties, Inc., Boston Piano Co., SMIT, S&B Retail and the Lender, as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

               (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

          2. AMENDMENTS.: The definition of Advance Interest Rate in the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof a new definition to read in its entirety as follows:

               ""ADVANCE INTEREST RATE" shall mean an interest rate per annum equal to (i) with respect to Alternate Base Rate Loans, the Alternate Base Rate plus one percent (1%), and (ii) with respect to Eurodollar Advances, the Eurodollar Rate plus two and one-half percent (2.5%)."

          3. EFFECTIVENESS. This Amendment shall be effective as of January 1, 1997.

          4. REPRESENTATIONS. (a) Each of the Credit Parties hereby represents and warrants as follows:

               (i) It has full power, authority and legal right, to enter into this Amendment and perform all of its respective obligations hereunder. The execution, delivery and performance hereof are within its powers and have been duly authorized, are not in contravention of any law(s) which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by it is bound, and will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation of any Lien, upon any of its assets, under the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

               (ii) It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in the states listed on SCHEDULE 5.2 of the Credit Agreement, which constitute all states in which qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a material adverse effect on it or its businesses.

               (iii) This Amendment has been duly executed and delivered on its behalf and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (iv) Each of the Credit Documents is on the date hereof in full force and effect.

               (v) After giving effect to the amendments provided for herein, the representations and warranties contained in the Credit Agreement and the other Basic Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

          5. NO OTHER AMENDMENTS. Except as expressly amended hereby, the Credit Agreement, the Notes and the other Basic Documents shall remain in full force and effect in


                                       -2-
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accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

          6. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          7. EXPENSES. The Borrowers agree to pay and reimburse the Lender for all of the out-of-pocket costs and expenses reasonably incurred by the Lender in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Cadwalader, Wickersham & Taft, counsel to the Lender.

          8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                              THE SELMER COMPANY, INC.



                                              By /s/ Dana D. Messina
                                                 -------------------------------
                                                 Name: Dana D. Messina
                                                 Title:



                                              STEINWAY, INC.


                                              By /s/ Dana D. Messina
                                                 -------------------------------
                                                 Name: Dana D. Messina
                                                 Title:



                                              STEINWAY MUSICAL INSTRUMENTS, INC.


                                              By /s/ Dana D. Messina
                                                 -------------------------------
                                                 Name: Dana D. Messina
                                                 Title:


                                              BOSTON PIANO COMPANY, INC.


                                              By /s/ Dana D. Messina
                                                 -------------------------------
                                                 Name: Dana D. Messina
                                                 Title:



                                              THE SMI TRUST


                                              By/s/ Dana D. Messina
                                                 -------------------------------
                                                 Name: Dana D. Messina
                                                 Title:


                    [SIGNATURE BLOCKS CONTINUED ON NEXT PAGE]


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                                              S&B RETAIL, INC.


                                              By /s/ Dana D. Messina
                                                 -------------------------------
                                                 Name: Dana D. Messina
                                                 Title:



                                              BNY FINANCIAL CORPORATION


                                              By /s/ Mary E. Duffy
                                                 -------------------------------
                                                 Name:  MARY E. DUFFY
                                                 Title: VICE PRESIDENT


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